                                                                    Exhibit 99.1
                             [AXS-ONE LOGO OMITTED]

Company Contact:                                          IR Contact:
Joseph Dwyer                                              Matthew Hayden
AXS-One Inc.                                              Hayden Communications
jdwyer@axsone.com                                         matt@haydenir.com
(201) 935-3400                                            (858) 704-5065

                        AXS-ONE REPORTS FINANCIAL RESULTS
                            FOR FIRST QUARTER OF 2006

RUTHERFORD, N.J., MAY 11, 2006 / PRNEWSWIRE-FIRSTCALL / -- AXS-ONE INC. (AMEX:
AXO), a leading provider of high performance Records Compliance Management (RCM)
software solutions today announced its financial results for the first quarter ended March 31, 2006.

Total revenues for the first quarter were $7.5 million, a decrease of 7.0 percent, compared with revenues of $8.1 million in the first quarter of 2005.
License revenues for the first quarter were $1.0 million, unchanged from $1.0 million in the first quarter of 2005. Total expenses decreased 8.1 percent to
$10.2 million compared to $11.1 million in the first quarter of 2005. The
Company reported a net loss of $2.7 million for the first quarter, or $(0.08)
per diluted share compared to a net loss of $3.2 million, or $(0.11) per diluted share in the first quarter of last year.

"During the past few months, we have experienced an increase in license deal closures and believe that our growth prospects for 2006 remain strong,"
said Bill Lyons, chairman and CEO of AXS-One. "We are witnessing significantly improved activity as a result of the partner programs we initiated at the beginning of this year, fueling our confidence going forward. During the first quarter of 2006, we closed a number of deals with Sun, a clear sign that this partnership is now delivering on its revenue opportunity. Since the beginning of
April, we have experienced even more activity with Sun and our other partners worldwide, providing further evidence that our sales model is gaining momentum and thus creating a foundation for future success."

Highlights from the First Quarter include:

     o    New RCM contracts were signed with an Australian government agency, a government agency in Canada and a large U.S. bank.

     o    Completion of enhancements to AXS-One Compliance Platform(TM), enabling transition of Sun Microsystems' Infinite Mailbox customers to commence.

     o    Expansion of partner network: announcements with MailFrontier and
          Onsite E-Discovery in North America and Automated Systems Limited in
          Hong Kong.

     o    Two industry awards: KMWorld's "100 Companies That Matter in Knowledge
          Management" and Lotus Advisor Editors' Choice Award for IT Governance
          and Compliance.

CONFERENCE CALL INFORMATION

Management will conduct a conference call to discuss these results at 4:30 p.m.
Eastern on May 11, 2006. Interested parties can participate in the call by dialing 706-645-0399 or can access the webcast at www.axsone.com. The webcast will be archived for 30 days following the call. Interested parties may submit questions that they would like answered during the conference call by
e-mail to info@axsone.com. Interested parties may listen to the call via a live
CCBN webcast that will be available via the company website www.axsone.com.
Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time.

ABOUT AXS-ONE INC.

AXS-One (AMEX: AXO) is a leading provider of high performance Records Compliance
Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and
Gramm-Leach Bliley. AXS-One's technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the
United States, Australia, Singapore, United Kingdom and South Africa. For
further information, visit the AXS-One website at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention
Manager, "The Records Compliance Management Company", e-Cellerator, AXS Desk,
"AXS-One Collaboration FrameWorks," SMART, AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to return to profitability in 2006;
our ability to grow license and service revenue in 2006; potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel;
the possible impact of competitive products and pricing; and other risks described in more detail in AXO's Securities and Exchange Commission filings.

                                 -Tables Follow-

                          AXS-ONE INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                           March 31,      DECEMBER 31,
                                                                              2006            2005
                                                                          ------------   ------------
                             ASSETS                                       (unaudited)

Current assets:
 Cash and cash equivalents                                                     $7,641          $3,613
 Accounts receivable, net of allowance for doubtful accounts                    3,565           5,153
 Prepaid expenses and other current assets                                      1,126             775
                                                                          ------------   ------------
   Total current assets                                                        12,332          $9,541
                                                                          ------------   ------------

Equipment and leasehold improvements, net of accumulated depreciation             393             395
Capitalized software development costs, net of accumulated amortization           835           1,038
Other assets                                                                       96              92
                                                                          ------------   ------------
Total assets                                                                  $13,656         $11,066
                                                                          ============   ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable and accrued expenses                                         $4,199          $4,843
 Due to joint venture                                                              78              52
 Deferred revenue                                                              11,421           8,224
                                                                          ------------   ------------
   Total current liabilities                                                   15,698          13,119
                                                                          ------------   ------------

Long-term deferred revenue                                                      2,627              63
                                                                          ------------   ------------

Stockholders' deficit                                                          (4,669)         (2,116)
                                                                          ------------   ------------
Total liabilities and stockholders' deficit                                   $13,656         $11,066
                                                                          ============   ============

     The unaudited financial information included in this document is intended only as summary provided for your convenience, and should he read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its
Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and
Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

     This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.

                          AXS-ONE INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                         Three Months Ended
                                                              March 31,
                                                     ------------  ------------
                                                         2006          2005
                                                     ------------  ------------
Revenues:                                                     (Unaudited)
  License fees                                              $965        $ 1,022
  Services                                                 6,488          7,016
  Other-related parties                                       39             20
                                                     ------------  ------------
    Total revenues                                         7,492          8,058
                                                     ------------  ------------

Operating expenses:
  Cost of license fees                                       443            364
  Cost of services                                         3,435          4,659
  Sales and marketing                                      2,819          2,588
  Research and development                                 2,226          2,101
  General and administrative                               1,262          1,348
                                                     ------------  ------------
    Total operating expenses                              10,185         11,060
                                                     ------------  ------------
Operating loss                                            (2,693)        (3,002)
                                                     ------------  ------------
Other income (expense):
  Interest income                                             84             30
  Interest expense                                           (27)            --
  Equity in losses of joint venture                          (27)           (24)
  Other income (expense), net                                (83)          (173)
                                                     ------------  ------------
    Other income (expense), net                              (53)          (167)
                                                     ------------  ------------
Loss before income taxes                                  (2,746)        (3,169)
Income tax benefit                                            --             --
                                                     ------------  ------------
Net loss                                                 $(2,746)       $(3,169)
                                                     ============  ============

Basic and diluted net loss per common share               $(0.08)        $(0.11)
                                                     ============  ============
Weighted average basic and diluted
  common shares outstanding                               34,247         28,576
                                                     ============  ============

     The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its
Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and
Exchange Commission (SEC). Such reports are available on the public EDGAR electronic, filing system maintained by the SEC.

     This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.